Exhibit 10.6

October 24, 2006

Global Green Solutions, Inc.
609 Granville Street, Suite 880
Vancouver, BC, Canada V7Y 1G5

RE: CONTRACT FOR PUBLIC RELATIONS FOR GLOBAL GREEN SOLUTIONS INC.

Vorticom Inc. will serve as public relations relations counsel for Global Green Solutions Inc.(GGRN) for a period of 12 months, cancelable by either party in writing with 30 days notice. This agreement may be renewed and/or extended for an additional 12 months in the 12th month of this agreement. Duties will involve:

Vorticom will handle the activities outlined in the public relations plan as well as additional activities agreed upon by Global Green Solutions and Vorticom. Vorticom will draft releases, place editorial opportunities for Global Green Solutions in the media, work with ancillary marketing and investor relations partners and engage in other marketing communications activities, as outlined in our plan and discussed in ongoing briefings

1.

7,500 shares of restricted common stock of GGRN payable quarterly in advance; i.e. 30,000 shares in a one year period. A cash fee of $5,000 per month. A media services fee of $250 monthly includes media monitoring services and access to high-end media database and editorial calendar services.

2.	A three year warrant for 30,000 shares of GGRN common stock to be issued at a strike price of $1.40 per share.
3.	All standard warrant conditions apply. Warrant will be exercised by Vorticom Inc. on or before its expiration date
4.

All incidental expenditures, including travel and entertainment, will be subject to the approval of GGRN management and GGRN shall reimburse Vorticom within ten days of submitting to GGRN. In addition, all expenses associated with the production of the research report, (stationery, printing and mailing costs) will be billed to GGRN.

5.

GGRN may request additional public relations services not covered in this agreement. As such, Vorticom shall bill GGRN on an hourly basis, plus expenses. Terms and conditions of the request shall be covered under a separate agreement between GGRN and Vorticom.

6.	Warrant(s) that are issued under this agreement will remain the property of Vorticom Inc.

VORTICOM INC.	GLOBAL GREEN SOLUTIONS, INC.
NAME: Nancy Tamosaitis	NAME: Doug Frater
TITLE: President	TITLE: CEO
SIGNATURE: NANCY TAMOSAITIS	SIGNATURE: J. D. FRATER
DATE: October 26, 2006	DATE: October 31, 2006